Exhibit 1.3

850,000 Preferred HITS

BAC CAPITAL TRUST XIV

(a Delaware Trust)

5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities

(Liquidation Amount of $1,000 per Security)

UNDERWRITING AGREEMENT

February 12, 2007

Banc of America Securities LLC

as the Representative of the several Underwriters

c/o Banc of America Securities LLC

9 West 57th Street

New York, NY 10019

Ladies and Gentlemen:

BAC Capital Trust XIV (the “Trust”), a statutory trust organized under the Statutory Trust Act of the State of Delaware (the “Delaware Act”), and Bank of America Corporation, a Delaware corporation (the “Company” and, together with the Trust, the “Offerors”), confirm their agreement (the “Agreement”) with Banc of America Securities LLC and each of the several Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term also shall include any underwriter substituted as hereinafter provided in Section 8 hereof), for whom Banc of America Securities LLC is acting as the Representative (in such capacity, the “Representative”), with respect to the sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of 5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities (liquidation amount of $1,000 per security) of the Trust (the “Preferred HITS”) set forth in Schedule A attached hereto. The Trust is authorized to issue three classes of Hybrid Income Term Securities (the “HITS”): the Preferred HITS, the Treasury HITS and the Corporate HITS. The HITS will be guaranteed on a junior subordinated basis by the Company, to the extent set forth in the Prospectus (as defined herein), with respect to distributions and payments upon liquidation, redemption and otherwise (the “HITS Guarantee”) pursuant to the Guarantee Agreement, to be dated as of February 16, 2007 (the “Guarantee Agreement”), by and between the Company and The Bank of New York, as trustee (the “Guarantee Trustee”), and will be entitled to the benefits of certain back-up undertakings described in the Prospectus with respect to the Company’s agreement pursuant to the Fourteenth Supplemental Indenture (as defined herein) to pay all reasonable expenses relating to administration of the Trust (other than payment obligations with respect to the HITS). The Company will enter into a Replacement Capital Covenant to be dated as of the Closing Date in favor of and for the benefit of each Covered Debtholder (as defined therein) which may be amended or supplemented from time to time in accordance with the provisions thereof (the “Replacement Capital Covenant”).

The Offerors understand that the Underwriters propose to make an offering of the Preferred HITS as soon as the Representative deems advisable after this Agreement has been executed and delivered and the Declaration (as defined herein), the Indenture (as defined herein) and the HITS Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”). The entire proceeds to the Trust from the sale of the Preferred HITS will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the “Common Securities”) and will be used by the Trust to purchase $850,100,000 in aggregate principal amount of the Remarketable Fixed Rate Junior Subordinated Notes due 2043 (the “Junior Subordinated Notes”) issued by the Company pursuant to the Indenture (as defined herein). The Common Securities will be guaranteed on a junior subordinated basis by the Company, to the extent set forth in the Prospectus, with respect to distributions and payments upon liquidation, redemption, and otherwise (the “Common Securities Guarantee” and, together with the HITS Guarantee, the “Guarantees”) pursuant to the Common Securities Guarantee Agreement, to be dated as of February 16, 2007 (the “Common Securities Guarantee Agreement” and, together with the HITS Guarantee Agreement, the “Guarantee Agreements”).

The Preferred HITS and the Common Securities will be issued pursuant to the Amended and Restated Declaration of Trust of the Trust, dated as of February 16, 2007 (the “Declaration”) among the Company, as Sponsor, James T. Houghton, Ann J. Travis, and Richard L. Nichols, Jr., as trustees (the “Regular Trustees”), The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee (the “Delaware Trustee”), and The Bank of New York, a New York banking corporation, as property trustee (the “Property Trustee” and, together with the Delaware Trustee and Regular Trustees, the “Trustees”), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Junior Subordinated Notes will be issued pursuant to a restated indenture, dated as of November 1, 2001 (the “Base Indenture”), by and between the Company and The Bank of New York Trust Company, N.A. as successor trustee to The Bank of New York, as trustee (the “Debt Trustee”), as supplemented by a fourteenth supplement to the Base Indenture, to be dated as of February 16, 2007 (the “Fourteenth Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), by and between the Company and the Debt Trustee. The Trust will contemporaneously enter into (i) a Stock Purchase Contract Agreement (the “Stock Purchase Contract Agreement”) with the Company, pursuant to which the Trust will agree to purchase 8,501 Stock Purchase Contracts (each a “Stock Purchase Contract”), each having a stated amount of $100,000 and obligating the Trust to purchase from the Company, and the Company to sell to the Trust, subject to the terms thereof, one share of the Company’s Adjustable Rate Non-Cumulative Perpetual Preferred Stock, Series G, $100,000 liquidation preference per share (the “Preferred Stock”), on the Stock Purchase Date provided for in (and as defined in) the Stock Purchase Contract Agreement, and (ii) a Collateral Agreement (the “Collateral Agreement”) with The Bank of New York Trust Company, N.A., as collateral agent (the “Collateral Agent’), under which the Trust will initially pledge the Junior Subordinated Notes to secure its obligation to purchase the Preferred Stock under the Stock Purchase Contracts. The Treasury HITS, the Corporate HITS, the Junior Subordinated Notes, the Guarantees, the Stock Purchase Contracts and the Preferred Stock are collectively referred to herein as the “Related Securities”.

Capitalized terms used herein and not otherwise defined but that are defined in the Prospectus shall have the meanings specified in the Prospectus.

SECTION 1. REPRESENTATIONS AND WARRANTIES. (a) The Offerors jointly and severally represent and warrant to each Underwriter as of the date hereof and as of the Closing Time (as hereinafter defined) as follows:

(i) The Offerors propose to file with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), a supplement to the form of prospectus included in the registration statement (referred to below) relating to the Preferred HITS and the Related Securities and the plan of distribution thereof and have previously advised you of all further information (financial and other) with respect to the Offerors to be set forth therein. Such registration statement (File No. 333-133852), including the financial statements, exhibits and schedules thereto and including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at each time of effectivness, is called the “Registration Statement.” Any preliminary prospectus supplement to the base prospectus included in the Registration Statement (the “Base Prospectus”) that describes the Preferred HITS and the Related Securities and the offering thereof and is used prior to filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.” The term “Prospectus” shall mean the final prospectus supplement relating to the Preferred HITS and the Related Securities, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”). Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement. All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(ii) The term “Disclosure Package” shall mean (i) the preliminary prospectus, as it may be amended or supplemented, (ii) the issuer free writing prospectuses as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto and (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of 8:00 P.M. (Eastern time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements contained in or omissions from the preliminary prospectus based upon and in conformity with written information furnished to the Offerors by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof (the “Underwriter Information”).

(iii) As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Time, and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, and the Indenture complied, complies or will comply in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the Trust Indenture Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Offerors make no representations or warranties as to (I) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Debt Trustee, the Property Trustee or the Guarantee Trustee or (II) the Underwriter Information. The documents which are incorporated or deemed incorporated by reference in the Disclosure Package, the Registration Statement, the preliminary prospectus or the Prospectus, when they were filed with the Commission, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus or the Prospectus and the Offerors are without knowledge that any proceedings have been instituted for either purpose.

(iv) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business.

(v) To the best knowledge of the Offerors, PricewaterhouseCoopers LLP, the accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement, is an independent registered public accounting firm as required by the Securities Act.

(vi) The Trust has been duly created and is validly existing and in good standing as a statutory trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the HITS, the Common Securities, the Declaration and the other transaction documents to which the Trust is a party (such documents consist of the Stock Purchase Contract Agreement and the Collateral Agreement and, collectively, are referred to as the “Other Trust Transaction Agreements”); the Trust is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Prospectus; the Trust is and will be classified for U.S. federal income tax purposes as a grantor trust and not as an association taxable as a corporation; and the Trust is not and will not be treated as a consolidated subsidiary of the Company pursuant to generally accepted accounting principles.

(vii) This Agreement has been duly authorized, executed and delivered by each of the Offerors.

(viii) The Declaration has been duly authorized by the Company, as sponsor, and when validly executed and delivered by the Company and the Regular Trustees, and assuming due authorization, execution and delivery of the Declaration by the Property Trustee and the Delaware Trustee, the Declaration will be a valid and binding obligation of the Company, the Trust and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies, and further subject to 12 U.S.C. 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers now or hereafter in effect and to the application of principles of public policy (collectively, the “Permitted Exceptions”) and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; and the Declaration has been duly qualified under the Trust Indenture Act.

(ix) Each of the Guarantee Agreements has been duly authorized by the Company and, when validly executed and delivered by the Company, assuming due authorization, execution and delivery of the HITS Guarantee by the Trustee thereof, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and each of the Guarantees and the Guarantee Agreements will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; and the HITS Guarantee Agreement has been duly qualified under the Trust Indenture Act.

(x) The Common Securities have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered by the Trust to the Company against payment therefor as described in the Registration Statement, the Disclosure Package and the Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; and the issuance of the Common Securities is not subject to preemptive or other similar rights.

(xi) The Preferred HITS have been duly authorized by the Trust pursuant to the Declaration and, when issued and delivered pursuant to this Agreement and the Declaration against payment of the consideration therefor set forth in Schedule B hereto, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; the issuance of the Preferred HITS is not subject to preemptive or other similar rights; and, subject to the terms of the Declaration, holders of Preferred HITS will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

(xii) The Treasury HITS and Corporate HITS have been duly authorized by the Trust pursuant to the Declaration and, if issued and delivered pursuant to the Declaration and this Agreement against payment therefor as described in the Prospectus, will be validly issued and, subject to the terms of the Declaration, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, will be entitled to the benefits of the Declaration and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; the issuance of the Treasury HITS and the Corporate HITS will not be subject to preemptive or other similar rights; and, subject to the terms of the Declaration, holders of Treasury HITS and Corporate HITS will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit.

(xiii) Each of the Regular Trustees of the Trust is an employee of the Company and has been duly authorized by the Company to execute and deliver the Declaration.

(xiv) None of the Offerors is, and upon the issuance and sale of the Preferred HITS as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus, none will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended and the rules and regulations promulgated thereunder (collectively, the “1940 Act”).

(xv) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the Uniform Commercial Code as in effect in the State of New York (the “UCC”) in all “security entitlements” (as defined in Section 8-102(a)(17) of the UCC and the Federal

Book-Entry Regulations) now or hereafter carried in or to the Junior Subordinated Notes or treasury securities included in the Pledge Account (the “Pledged Securities Entitlements”); and upon possession by the Collateral Agent of the Pledged Securities Entitlements or upon the filing of a UCC Financing Statement in the proper filing office, as applicable, the Collateral Agent will have a perfected security interest, for the benefit of the Company, in the Pledged Security Entitlements. “Federal Book-Entry Regulations” means (a) the federal regulations contained in Subpart B (“Treasury/Reserve Automated Debt Entry System (TRADES)” governing Book-Entry Securities (as defined therein) consisting of U.S. Treasury bonds, notes and bills) and Section 357.41 through Section 357.44 (including related defined terms in 31 C.F.R. Section 357.2); and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other Book-Entry Securities.

(xvi) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the execution, delivery or performance by the Trust of the Trust Transaction Agreements, or the offering, issuance and sale of the Preferred HITS, the HITS Guarantee and the Junior Subordinated Notes, the issuance of the Common Securities and the Common Securities Guarantee, the exchange of the Preferred HITS and the related issuances of the Treasury HITS and Corporate HITS in accordance with the terms of the Declaration, the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement or the execution, delivery or performance by the Trust of any of the Other Trust Transaction Agreements, except such as may be required under the Securities Act or state securities or insurance laws, and the qualification of the Declaration, the HITS Guarantee Agreement and the Indenture under the Trust Indenture Act; provided however that the Offerors do not make any representation regarding any approval that may be required by the Federal Reserve regarding the treatment of the HITS for regulatory capital purposes, the issuance of securities and application of proceeds pursuant to the alternative payment mechanism or the Replacement Capital Covenant described in the Prospectus or any repurchase or redemption of the HITS or the Related Securities.

(xvii)(A) At the earliest time after the Offerors or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (B)), neither Offeror was or is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(xviii) No Issuer Free Writing Prospectus (including any Final Term Sheet), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the preliminary prospectus or the Prospectus, that had not or has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus and prior to the end of the Prospectus Delivery Period (as defined herein), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus, the Company has promptly notified or will promptly notify the Representative and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict. The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus based upon and in conformity with Underwriter Information.

(xix) The Offerors have not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Preferred HITS, any offering material in connection with the offering and sale of the Preferred HITS and the Related Securities other than the Registration Statement, the preliminary prospectus, the Prospectus, and any Issuer Free Writing Prospectus reviewed and consented to by the Representative and included in Schedule C hereto.

(b) The Company represents and warrants to each Underwriter as of the date hereof and as of the Closing Time as follows:

(i) The Company meets the requirements for use of Form S-3 under the Securities Act and has filed with the Commission the Registration Statement, which has been declared effective. The Registration Statement meets the requirements of Rule 415(a)(1) under the Securities Act and complies in all material respects with said rule.

(ii)(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company, the Trust or any person acting on their respective behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Preferred HITS and the Related Securities in reliance on the exemption under Rule 163 of the Securities Act, and (D) at the Execution Time (with such time being used as the determination time for purposes of this clause (D)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 under the Securities Act, neither the Company nor the Trust has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration statement form.

(iii) The Company has complied and will comply with all the provisions of Florida H.B. 1771, codified as Section 517.075 of the Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers doing business in Cuba; provided, however, that in the event that such Section 517.075 shall be repealed, or amended such that issuers shall no longer be required to disclose in prospectuses information regarding business activities in Cuba or that a broker, dealer or agent shall no longer be required to obtain a statement from issuers regarding such compliance, then this representation and agreement shall be of no further force and effect.

(iv) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power (A) to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus, (B) to enter into and perform its obligations under this Agreement, the Declaration, as Sponsor, the Indenture, each of the Guarantee Agreements, the Remarketing Agreement (as defined herein) and each of the Other Company Transaction Agreements (as defined herein), (C) to purchase, own and hold the Common Securities issued by the Trust and (D) to issue and deliver on the Stock Purchase Date certificates representing the Preferred Stock to be then issued; the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the character or location of its properties or the nature or the conduct of its business requires such qualification, except for any failures to be so qualified or in good standing which, taken as a whole, are not material to the Company and its subsidiaries, considered as one enterprise.

(v) Bank of America, N.A. (the “Principal Subsidiary Bank”) is a national banking association formed under the laws of the United States and authorized thereunder to transact business; all of the issued and outstanding capital stock of the Principal Subsidiary Bank has been duly authorized and validly issued, is fully paid and non-assessable; and the capital stock of the Principal Subsidiary Bank is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(vi) The Indenture has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus; and the Indenture has been duly qualified under the Trust Indenture Act.

(vii) The Junior Subordinated Notes have been duly authorized by the Company and, when duly executed by the Company and authenticated in the manner provided for in the Indenture and delivered against payment therefor as described in the Disclosure Package and the Prospectus, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and will be in the form contemplated by, and, subject to the Permitted Exceptions, entitled to the benefits of, the Indenture and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(viii) The shares of Preferred Stock to be issued by the Company to the Trust under the Stock Purchase Contracts on the Stock Purchase Date have been duly authorized by the Company and the Company has reserved for issuance out of its authorized capital stock the maximum number of shares of Preferred Stock issuable under the Stock Purchase Contracts; the Preferred Stock, when issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement and as provided in the Company’s Certificate of Designations relating to the Preferred Stock (the “Certificate of Designations”) will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(ix) Each of the Guarantee Agreements, the Stock Purchase Contract Agreement, the Collateral Agreement, the Replacement Capital Covenant, and that certain Note Purchase Agreement entered into between the Company and the Trust on the date hereof (the “Note Purchase Agreement”) (collectively, the “Other Company Transaction Agreements” and, together with this Agreement, the Declaration, the Indenture and the Junior Subordinated Notes, the “Company Transaction Agreements”) has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Other Company Transaction Agreements will conform in all materials respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(x) The Company’s obligations under the Guarantee Agreements are subordinate and junior in right of payment to all liabilities of the Company and are pari passu with the most senior preferred stock issued by the Company.

(xi) The Junior Subordinated Notes are subordinated and junior in right of payment to all “Senior Obligations” (as defined in the Indenture) of the Company.

(xii) Each holder of securities of the Company having rights to the registration of such securities under the Registration Statement has waived such rights or such rights have expired by reason of lapse of time following notification of the Company’s intention to file the Registration Statement.

(xiii) No authorization, approval, consent or order of any court or governmental authority or agency is necessary in connection with the execution, delivery or performance by the Company of any of the Company Transaction Agreements or the Remarketing Agreement or the issuance of the Preferred Stock in accordance with the Stock Purchase Contract Agreement, except such as may be required under the Securities Act or state securities or insurance laws and the qualification of the HITS Guarantee Agreement under the Trust Indenture Act; provided however that the Company does not make any representation regarding any approval that may be required by the Federal Reserve regarding the treatment of the HITS for regulatory capital purposes, the issuance of securities and application of proceeds pursuant to the alternative payment mechanism and the Replacement Capital Covenant described in the Prospectus or any repurchase or redemption of the HITS or the Related Securities.

(xiv) The Remarketing Agreement to be entered into between the Company and the agent named therein (the “Remarketing Agreement”) has been duly authorized by the Company and, when validly executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Remarketing Agreement will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(xv) The execution, delivery and performance of the Company Transaction Agreements and the consummation of the transactions contemplated therein and compliance by the Company with its obligations thereunder will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Principal Subsidiary Bank pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or the Principal Subsidiary Bank is a party or by which either of them may be bound, or to which any of the property or assets of the Company or the Principal Subsidiary Bank is subject (except for conflicts, breaches and defaults which would not, individually or in the aggregate, be materially adverse to the Company and its subsidiaries taken as a whole or materially adverse to the transactions contemplated by this Agreement), nor will such action result in any violation of the provisions of the amended and restated certificate of incorporation or by-laws of the Company, or any applicable law, administrative regulation or administrative or court decree.

(c) Each certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

(d) The Trust represents and warrants to each Underwriter as of the date hereof and as of the Closing Time as follows:

(i) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business, and (B) there have been no transactions entered into by the Trust, other than in the ordinary course of business, which are material to the Trust.

(ii) Except as disclosed in the Disclosure Package and the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the best knowledge of the Trust, threatened, against or affecting the Trust that is required to be disclosed in the Disclosure

Package and the Prospectus, other than actions, suits or proceedings which are not reasonably expected, individually or in the aggregate, to have a material adverse effect on the condition (financial or other), earnings, business or properties of the Trust, whether or not arising from transactions in the ordinary course of business; and there are no transactions, contracts or documents of the Trust that are required to be filed as exhibits to the Registration Statement by the Securities Act that either have not been so filed or will not have been filed after the date hereof within the time periods prescribed by the Securities Act.

(iii) The Trust possesses adequate certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies to conduct the business now operated by it, and the Trust has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would materially and adversely affect the condition (financial or other), earnings, business or properties of the Trust.

(iv) Each of the Other Trust Transaction Agreements (collectively with this Agreement, the “Trust Transaction Agreements”) has been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable against the Trust in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions, and each of the Other Trust Transaction Agreements will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus.

(v) The execution, delivery and performance of this Agreement, the Other Trust Transaction Agreements and the Declaration, the issuance and sale of the Preferred HITS and the Common Securities, and the consummation of the transactions contemplated herein and therein and compliance by the Trust with its obligations hereunder and thereunder have been duly authorized by all necessary action on the part of the Trust and do not and will not result in any violation of the Declaration or the Certificate of Trust for the Trust dated as of May 3, 2006 (the “Certificate of Trust”) and do not and will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust under (A) any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of its properties may be subject or (B) any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, or any regulatory body or administrative agency or other governmental body having jurisdiction over the Trust or any of its properties.

(e) Each certificate signed by any Trustee of the Trust and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Trust to each Underwriter as to the matters covered thereby.

(f) Each Underwriter, severally and not jointly, represents and agrees that:

(1) it will comply with all applicable rules of the National Association of Securities Dealers, Inc. (the “NASD”); and

(2) it has not and will not, directly or indirectly, offer, sell or deliver any of the Preferred HITS or distribute the preliminary prospectus, the Prospectus or any other offering materials relating to the Preferred HITS (including any free writing prospectuses) in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations thereof.

SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

(a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per security set forth in Schedule B, the number of Preferred HITS set forth in Schedule A opposite the name of such Underwriter (except as otherwise provided in Schedule B), plus any additional number of Preferred HITS that such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

The purchase price per security to be paid by the several Underwriters for the Preferred HITS shall be an amount equal to the initial public offering price. The initial public offering price per Preferred HITS and the purchase price per Preferred HITS are set forth in Schedule B. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred HITS will be used to purchase the Junior Subordinated Notes of the Company, the Company hereby agrees to pay at the Closing Time to the Underwriters, a commission per Preferred HITS determined by agreement between the Representative and the Company for the Preferred HITS to be delivered by the Trust hereunder at the Closing Time. The commission is set forth in Schedule B.

(b) Payment of the purchase price for, and delivery of certificates for, the Preferred HITS shall be made at the offices of Morrison & Foerster LLP, or at such other place as shall be agreed upon by the Representative, the Company and the Trust, at 9:00 A.M. New York time on the fourth (4th) business day (unless postponed in accordance with the provisions of Section 8) after the date hereof, or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Trust and the Company (such time and date of payment and delivery being herein called the “Closing Time”). Payment shall be made to the Trust by wire transfer or certified or official bank check or similar same day funds payable to the order of the Trust to an account designated by the Trust, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Preferred HITS to be purchased by them. Unless otherwise agreed, certificates for the Preferred HITS shall be in the form set forth in the Declaration, and such certificates shall be deposited with a custodian (the “Custodian”) for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC.

(c) At the Closing Time, the Company will pay, or cause to be paid, the commission payable at such time to the Underwriters under this Section 2 hereof by wire transfer or certified or official bank check or checks payable to the Representative in same day funds.

SECTION 3. COVENANTS OF THE OFFERORS. Each of the Offerors jointly and severally covenants with each Underwriter as follows:

(a) During the period beginning on the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company or the Trust), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Offerors will notify the Representative promptly, and confirm the notice in writing, (i) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) of the filing of any supplement to the Disclosure Package, the Prospectus or any document filed pursuant to the Exchange Act which will be incorporated by reference in the preliminary prospectus or the Prospectus, or any amendment or supplement thereto, (iii) of the receipt of any comments from the Commission with respect to the Registration Statement, the Disclosure Package or the Prospectus (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus), (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus or for additional information relating thereto (other than such a request with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus), and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Offerors will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Prior to the termination of the offering of the Preferred HITS, the Offerors (1) will give the Representative notice of their intention to file or prepare (i) any amendment to the Registration Statement (including any post-effective amendment) (other than with respect to a document filed with the Commission pursuant to the Exchange Act which will be incorporated by reference in the Registration Statement, the preliminary prospectus and Prospectus that is not filed to correct a misstatement, an omission or non-compliance that is the subject of a notice delivered to the Underwriters pursuant to paragraph (e) below (a “Periodic Filing”)), or (ii) any amendment or supplement to the Disclosure Package or the Prospectus (including any revised prospectus which the Offerors propose for use by the Underwriters in connection with the offering of the Preferred HITS which differs from the prospectus on file at the Commission at the time the Registration Statement became effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) under the Securities Act) (other than with respect to a Periodic Filing), will furnish the Representative with copies of any such amendment, supplement or other document within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment, supplement or other document or use any such prospectus to which the Underwriters or counsel for the Underwriters shall reasonably object and (2) will furnish the Representative with copies of any document that will be incorporated by reference in the preliminary prospectus or the Prospectus whether pursuant to the Securities Act, the Exchange Act or otherwise. Subject to the foregoing, the Offerors will file the preliminary prospectus and the Prospectus pursuant to Rule 424(b) under the Securities Act within the time required by such rule.

(c) The Offerors will deliver to the Representative as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as the Representative may reasonably request.

(d) The Offerors will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the Securities Act.

(e) If at any time when the Prospectus is required by the Securities Act to be delivered in connection with sales of the Preferred HITS, except with respect to any such delivery requirement imposed upon an affiliate of the Offerors in connection with any secondary market sales, any event shall occur as a result of which the Disclosure Package or the Prospectus as then amended or supplemented will include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of the Securities Act, the Offerors will, subject to paragraph (b) above, promptly prepare and file with the Commission such amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance (including, if consented to by the Representative, by means of an Issuer Free Writing Prospectus), give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Preferred HITS, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(f) The Offerors will endeavor, in cooperation with the Underwriters, to qualify the Preferred HITS and the Related Securities for offering and sale under the applicable securities laws of such states and the other jurisdictions of the United States as the Underwriters may designate; provided, however, that neither of the Offerors shall be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified.

(g) The Company will make generally available to its security holders and to the Underwriters as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (which need not be audited) of the Company and its subsidiaries, covering an applicable period beginning not later than the first day of the Company’s fiscal quarter next following the “Effective Date” (as defined in Rule 158(c) under the Securities Act) of the Registration Statement, which will satisfy the provisions of Section 11(a) of the Securities Act.

(h) The Offerors will use reasonable efforts to effect the listing of the Preferred HITS on the New York Stock Exchange.

(i) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, will file promptly all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(j) Until the business day following the Closing Date, neither the Company nor the Trust will, without the consent of the Representative, offer or sell, or announce the offering of, any additional securities covered by the Registration Statement or by any other registration statement filed under the Act; provided, however, the Company may, at any time, offer or sell or announce the offering of any securities (A) covered by a registration statement on Form S-8 or (B) covered by a registration statement on Form S-3 and (i) pursuant to which the Company issues securities under one of the Company’s medium-term note programs (including, without limitation, the Company’s Series K Medium-Term Notes program and the Company’s InterNotes program), (ii) pursuant to which the Company issues securities for its dividend reinvestment plan, (iii) pursuant to which affiliates of the Company offer securities of the Company in secondary market transactions, (iv) Floating Rate Preferred Hybrid Income Trust Securities to be issued by BAC Capital Trust XIV pursuant to the Registration Statement in an underwritten offering in which the lead manager is Banc of America Securities LLC or (v) $2,000,000,000 Floating Rate Callable Senior Notes, due February 2010, to be issued by the Company pursuant to the Registration Statement in an underwritten offering in which the lead manager is Banc of America Securities LLC.

(k) The Offerors will prepare a final term sheet containing only a description of the Preferred HITS and the Related Securities, in a form approved by the Representative and contained in Schedule D of this Agreement, and will file such term sheet pursuant to Rule 433(d) under the Securities Act as promptly as possible, but in any case not later than the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

(l) The Offerors represent that each has not made, and agree that, unless they obtain the prior written consent of the Representative, they will not make, any offer relating to the Preferred HITS or the Related Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by an Offeror with the Commission or retained by an Offeror under Rule 433 under the Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule C hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Offerors agree that (i) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Offerors consent to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Preferred HITS or their offering, (ii) information that describes the final terms of the Preferred HITS or their offering and that is included in the Final Term Sheet of the Offerors contemplated in paragraph (k) above or (iii) information permitted by Rule 134 of the Securities Act.

(m) If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Preferred HITS remain unsold by the Underwriters or any of the Treasury HITS or Corporate HITS are outstanding, the Company and the Trust will prior to the Renewal Deadline file, if they have not already done so and the Company is eligible to do so, a new automatic shelf registration statement relating to the HITS, in a form satisfactory to the Representatives. If the Company is no longer eligible to file an automatic shelf registration statement, the Company and the Trust will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the HITS, in a form satisfactory to the Representatives, and will use their best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company and the Trust will take all other action necessary or appropriate to permit the public offering and sale of the Preferred HITS to continue as contemplated in the expired registration statement relating to the HITS. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(n) If at any time when Preferred HITS remain unsold by the Underwriters or any of the Treasury HITS or Corporate HITS are outstanding, the Company or the Trust receives from the Commission a notice pursuant to Rule 401(g)(2) under the Securities Act or the Company otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the HITS, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness. The Company and the Trust will take all other action necessary or appropriate to permit the public offering and sale of the Preferred HITS to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(o) The Company agrees to pay the required Commission filing fees relating to the Preferred HITS and the Related Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(p) The Offerors will apply the net proceeds from the sale of the Preferred HITS sold by them in the manner described under the caption “Use of Proceeds” in each of the preliminary prospectus and the Prospectus.

SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of each Offeror’s obligations under this Agreement, and will pay for: (i) the preparation, filing, printing, and delivery to the Underwriters of copies of the Registration Statement, any Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Preferred HITS and the Related Securities, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Preferred HITS or the Related Securities (excluding any fees and expenses relating to the exchange of Preferred HITS for Treasury HITS and Corporate HITS and the exchange of Treasury HITS and Corporate HITS for Preferred HITS) or the sale of the Preferred HITS or the Related Securities, (iv) the fees and disbursements of the Company’s and the Trust’s counsel and accountants, (v) the qualification of the Preferred HITS or the Related Securities under applicable securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the fees and disbursements of Morrison & Foerster LLP, counsel for the Underwriters, in connection therewith and in connection with the preparation of any blue sky survey, (vi) the printing and delivery to the Underwriters of copies of any blue sky survey, (vii) any fee of the NASD, if applicable, (viii) the fees and expenses of the Debt Trustee, including the fees and disbursements of counsel for the Debt Trustee in connection with the Indenture and the Junior Subordinated Notes, (ix) the preparation, printing, reproduction and delivery to the Underwriters of copies of the Indenture, the Declaration, the Certificate of Trust, the Guarantee Agreements, the Collateral Agreement and the Replacement Capital Covenant, (x) the fees and expenses of the Property Trustee, the Delaware Trustee and the Guarantee Trustee, including the fees and disbursements of counsel for the Property Trustee, the Delaware Trustee and the Guarantee Trustee in connection with the Declaration and the Certificate of Trust and the Guarantee Agreements and the Guarantees, as applicable, (xi) any fees payable in connection with the rating of the Preferred HITS and Junior Subordinated Notes, (xii) the cost and charges of any transfer agent or registrar, (xiii) the fees and expenses incurred in connection with the listing of the Preferred HITS and, if applicable, the Related Securities on the New York Stock Exchange, and (xiv) the cost of qualifying the HITS and the Junior Subordinated Notes with DTC.

If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 7 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Morrison & Foerster LLP, counsel for the Underwriters.

SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters hereunder are subject to the accuracy of the respective representations and warranties of the Offerors herein contained or in certificates of officers of the Company or trustees of the Trust, to the performance by the Offerors of their respective obligations hereunder, and to the following further conditions:

(a) For the period from and after effectiveness of this Agreement and through to the Closing Date:

(i) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company and the Trust shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to use of the automatic shelf registration statement form (unless the HITS and the Related Securities are duly registered in the manner contemplated by Rule 401(g)(2) to the satisfaction of the Representatives prior to the Closing Date);

(ii) the Company shall have filed the preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii) the Final Term Sheet, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule or, to the extent applicable, under Rule 164(b); and

(iv) the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) On or before the Closing Time, at least one “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), shall have rated the Preferred HITS in one of its four highest rating categories and (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any such nationally recognized statistical rating organization, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.

(c) At the Closing Time, the Representative shall have received:

(1) The favorable opinion of Helms Mulliss & Wicker, PLLC, counsel for the Company and the Trust, dated as of the Closing Time, to the effect of paragraphs (i) and (v) through (xx) below, and the favorable opinion of the General Counsel to the Company (or such other attorney in such department, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated as of the Closing Time, to the effect of paragraphs (ii), (iii) and (iv) below:

(i) The Company is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended; the Principal Subsidiary Bank is a national banking association formed under the laws of the United States and authorized thereunder to transact business.

(ii) The Company and the Principal Subsidiary Bank are qualified or licensed to do business as a foreign corporation in any jurisdiction in which such counsel has knowledge that the Company or the Principal Subsidiary Bank, as the case may be, is required to be so qualified or licensed.

(iii) All the outstanding shares of capital stock of the Principal Subsidiary Bank have been duly and validly authorized and issued and are fully paid and (except as provided in 12 U.S.C. § 55, as amended) non-assessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Principal Subsidiary Bank (except directors’ qualifying shares) are owned beneficially, directly or indirectly, by the Company free and clear of any perfected security interest and such counsel is without knowledge of any other security interests, claims, liens or encumbrances.

(iv) Such counsel is without knowledge that (1) there is any pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries, of a character required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus which is omitted or not adequately disclosed therein, or (2) any franchise, contract or other document of a character required to be described in the Registration Statement, the Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, is not so described or filed or will not be filed within the time periods prescribed by the Securities Act as required.

(v) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, has been issued and such counsel is without knowledge that any proceeding for that purpose has been instituted or threatened, or that the Company or the Trust has received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form; the Registration Statement, the Disclosure Package and the Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Trust Indenture Act.

(vi) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by you, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent enforcement thereof may be limited by the Permitted Exceptions, and except insofar as the enforceability of the indemnity and contribution provisions contained in this Agreement may be limited by federal and state securities laws.

(vii) No authorization, approval, consent or order of any court or governmental authority or agency or body in the United States is necessary or required on behalf of the Company or the Trust in connection with the execution, delivery or performance of the Company Transaction Documents or the Trust Transaction Documents or the offering, issuance or sale of the Preferred HITS, the HITS Guarantee and the Junior Subordinated Notes, the issuance of the Common Securities and the Common Securities Guarantee, the exchange of the Preferred HITS and the related issuances of the Treasury HITS and Corporate HITS in accordance with the terms of the Declaration, or the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement except (A) such as may be required under the Securities Act and such as may be required under the blue sky, state securities, insurance or similar laws of the United States, and (B) the qualification of the Declaration, the HITS Guarantee Agreement and the Indenture under the Trust Indenture Act; provided however that such counsel need not opine regarding any approval that may be required by the Federal Reserve regarding the treatment of the HITS for regulatory capital purposes, the issuance of securities and application of proceeds pursuant to the alternative payment mechanism or the Replacement Capital Covenant described in the Prospectus or any repurchase or redemption of the HITS or the Related Securities.

(viii) The Declaration has been duly authorized, executed and delivered by the Company and the Regular Trustees, and has been duly qualified under the Trust Indenture Act.

(ix) Each of the Guarantee Agreements, the Stock Purchase Contract Agreement, the Replacement Capital Covenant, the Note Purchase Agreement and the Collateral Agreement has been duly authorized, executed and delivered by the Company; and assuming due authorization, execution and delivery by each of the parties thereto other than the Company, each constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Remarketing Agreement has been duly and validly authorized; and the HITS Guarantee Agreement has been duly qualified under the Trust Indenture Act. The Guarantee Agreements, the Stock Purchase Contract Agreement, the Replacement Capital Covenant, the Note Purchase Agreement and the Collateral Agreement each conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus.

(x) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution, and delivery thereof by the Debt Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture conforms in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(xi) The Junior Subordinated Notes have been duly authorized and when executed and authenticated in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by the Permitted Exceptions; and the Junior Subordinated Notes conform in all material respects to the description thereof in the Disclosure Package and the Prospectus.

(xii) The shares of Preferred Stock to be issued by the Company to the Trust under the Stock Purchase Contracts on the Stock Purchase Date have been duly and validly authorized and the Company has reserved for issuance out of its authorized capital stock the maximum number of shares of Preferred Stock issuable under the Stock

Purchase Contracts; the Preferred Stock, when certificates evidencing the shares of Preferred Stock have been executed by the Company and authenticated by the Company’s transfer agent and issued and delivered against payment therefor as provided in the Stock Purchase Contract Agreement and as provided in the Certificate of Designations will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Disclosure Package and the Prospectus.

(xiii) The provisions of the Collateral Agreement are effective to create in favor of the Collateral Agent for the benefit of the Company a valid security interest under the UCC in all Pledged Securities Entitlements; upon possession by the Collateral Agent of the Pledged Securities Entitlements or upon the filing of a UCC Financing Statement in the proper filing office, as applicable, the Collateral Agent will have a perfected security interest, for the benefit of the Company, in the Pledged Security Entitlements.

(xiv) Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred HITS as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Prospectus neither will be, an “investment company” or a company “controlled” by an “investment company” within the meaning of the 1940 Act.

(xv) The forms of the Common Securities, the Preferred HITS and the Declaration conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(xvi) All of the issued and outstanding Common Securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right.

(xvii) The Trust is not a party to or otherwise bound by any agreement other than those described in the Disclosure Package and the Prospectus.

(xviii) This Agreement has been duly executed and delivered by the Trust.

(xix) The execution, delivery and performance of the Company Transaction Agreements, including the issuance and sale of the Junior Subordinated Notes and the Guarantees, and the consummation of the transactions therein contemplated will not conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Company or (1) the terms of any indenture or other material agreement or instrument known to such counsel and to which the Company or the Principal Subsidiary Bank is a party or bound, or (2) any order, law or regulation known to such counsel to be applicable to the Company or the Principal Subsidiary Bank of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or the Principal Subsidiary Bank.

(xx) If the Preferred HITS are to be listed on the New York Stock Exchange, authorization therefore has been given, subject to official notice of issuance and evidence of satisfactory distribution, or the Offerors have filed a preliminary listing application with respect to the Preferred HITS with the New York Stock Exchange and such counsel has received no information stating that the Preferred HITS will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

In giving their opinions required by this Section, but without opining in connection therewith, such counsel also shall state, that although such counsel expresses no view as to portions of the Registration Statement, the Disclosure Package or the Prospectus consisting of financial statements and other financial, accounting, and statistical information and such counsel has not independently verified, is not passing upon and assumes no responsibility for, the accuracy, completeness, or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto (other than as stated in (ix), (x), (xi), (xii) and (xv) above), such counsel has no reason to believe that such remaining portions of the Registration Statement or any amendment thereto as of the time it became effective, the Initial Sale Time, and as of the date of such counsel’s opinion, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, subject to the foregoing with respect to financial statements and other financial, accounting and statistical information, the Disclosure Package, as of the Initial Sale Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading, or that the Prospectus, as amended or supplemented, as of its date and as of the date of such opinion, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of North Carolina, the General Corporate Law of the State of Delaware, or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on the representations and warranties of the Offerors contained herein or in the Declaration, the Indenture, the Guarantee Agreements, the Stock Purchase Contract Agreement, the Collateral Agreement, the Remarketing Agreement, the Replacement Capital Covenant, the Note Purchase Agreement and that certain subscription agreement, of even date herewith, between the Company and the Trust covering the Common Securities or on certificates of responsible officers of the Company and its subsidiaries and public officials.

(2) The favorable opinion of Richards, Layton & Finger P.A., special Delaware counsel to the Offerors, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Act; all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made; the Trust has all necessary power and authority to (a) own property and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, (b) to enter into and perform its obligations under this

Agreement, the Collateral Agreement, the Stock Purchase Contract Agreement, the Note Purchase Agreement and the Declaration and (c) to issue and perform its obligations under the HITS and the Common Securities.

(ii) Assuming due authorization, execution and delivery by the Company and the Trustees, the Declaration is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(iii) The Common Securities have been duly authorized by the Declaration and upon execution and delivery in accordance with the terms of the Declaration will be validly issued and represent undivided beneficial interests in the assets of the Trust.

(iv) The Preferred HITS have been duly authorized by the Declaration and, subject to the terms of the Declaration, when delivered to and paid for by the Underwriters pursuant to this Agreement, will be duly and validly issued, and (subject to the qualifications set forth in this paragraph) fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Preferred HITS will, subject to the terms of the Declaration, be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Preferred HITS is not subject to preemptive or other similar rights. The Holders may be obligated, pursuant to the Declaration, to (i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from the transfer or exchange of HITS certificates and the issuance of replacement HITS certificates and (ii) provide security or indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration.

(v) The Treasury HITS and the Corporate HITS have been duly authorized by the Declaration and when issued upon an Exchange (as defined in the Declaration) in accordance with the terms of the Declaration, will be duly and validly issued, and (subject to the qualifications set forth in the last sentence of paragraph (iv) above) will be fully paid and non-assessable undivided beneficial interests in the assets of the Trust; the holders of the Treasury HITS and Corporate HITS will, subject to the terms of the Declaration, be entitled to the same limitation of personal liability under Delaware law as is extended to stockholders of private corporations for profit; and the issuance of the Treasury HITS and the Corporate HITS is not subject to preemptive or other similar rights.

(vi) This Agreement, the Collateral Agreement and the Stock Purchase Contract Agreement have been duly authorized by the Trust.

(vii) The issuance and sale by the Trust of the Preferred HITS and the Common Securities and the issuance of the Treasury HITS and Corporate HITS upon an Exchange in accordance with the terms of the Declaration, the execution, delivery and performance by the Trust of this Agreement, the Collateral Agreement and the Stock Purchase Contract Agreement, the consummation by the Trust of the transactions contemplated hereby and thereby and the compliance by the Trust with its obligations hereunder and thereunder will not violate (A) any of the provisions of the Certificate of Trust or the Declaration or (B) any applicable Delaware law or administrative regulation.

(viii) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is necessary or required on behalf of the Trust in connection with the execution, delivery or performance of the Underwriting Agreement, the Collateral Agreement and the Stock Purchase Contract Agreement, or the offering, issuance or sale of the Preferred HITS, the issuance of the Common Securities, the Exchange of the Preferred HITS and the related issuances of the Treasury HITS and Corporate HITS in accordance with the terms of the Declaration, or the purchase by the Trust of shares of Preferred Stock pursuant to the Stock Purchase Contract Agreement.

(ix) The issuance by the Company of Preferred Stock pursuant to the Stock Purchase Contract Agreement and the Certificate of Designations has been duly authorized and, when certificates evidencing the shares of Preferred Stock have been executed by the Company and authenticated by the Company’s transfer agent in the manner provided for in the Stock Purchase Contract Agreement and delivered on the Stock Purchase Date, such shares will be duly and validly issued, fully paid and non-assessable.

(x) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of HITS (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

(3) The favorable opinion of Richards, Layton & Finger, P.A., relating to The Bank of New York (Delaware), as Delaware Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) The Bank of New York (Delaware) is a Delaware banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of Delaware with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration.

(ii) The execution, delivery and performance by the Delaware Trustee of the Declaration have been duly authorized by all necessary corporate action on the part of the Delaware Trustee. The Declaration has been duly executed and delivered by the Delaware Trustee, and constitutes the legal, valid and binding obligation of the Delaware Trustee, enforceable against the Delaware Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(iii) The execution, delivery and performance of the Declaration by the Delaware Trustee does not conflict with or constitute a breach of the articles of organization or bylaws of the Delaware Trustee.

(iv) No consent, approval or authorization of, or registration with or notice to, any Delaware or federal banking authority is necessary or required for the execution, delivery or performance by the Delaware Trustee of the Declaration.

(4) The favorable opinion, dated as of the Closing Time, of Emmet, Marvin & Martin, LLP, counsel to The Bank of New York Trust Company, N.A., as Debt Trustee under the Indenture, and to the Bank of New York, as Guarantee Trustee under the HITS Guarantee Agreement, and as Property Trustee under the Declaration, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

(i) The Bank of New York Trust Company, N.A. duly organized and is validly existing as a national banking association organized and in good standing under the laws of the United States with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Indenture. The Bank of New York is a New York banking corporation with trust powers, duly organized, validly existing and in good standing under the laws of the State of New York with all necessary power and authority to execute and deliver, and to carry out and perform its obligations under the terms of the Declaration and the HITS Guarantee Agreement.

(ii) The execution, delivery and performance by the Debt Trustee of the Indenture, the execution, delivery and performance by the Property Trustee of the Declaration, and the execution, delivery and performance by the Guarantee Trustee of the HITS Guarantee Agreement have been duly authorized by all necessary corporate action on the part of the Debt Trustee, the Property Trustee and the Guarantee Trustee, respectively. The Indenture has been duly executed and delivered by the Debt Trustee, and constitutes the legal, valid and binding obligations of the Debt Trustee, enforceable against the Debt Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions. The Declaration has been duly executed and delivered by the Property Trustee, and constitutes the legal, valid and binding obligations of the Property Trustee, enforceable against the Property Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions. The HITS Guarantee Agreement has been duly executed and delivered by the Guarantee Trustee, and constitutes the legal, valid and binding obligations of the Guarantee Trustee, enforceable against the Guarantee Trustee in accordance with its terms, except as enforcement thereof may be limited by the Permitted Exceptions.

(iii) The execution, delivery and performance of the Indenture by the Debt Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Debt Trustee. The execution, delivery and performance of the Declaration by the Property Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Property Trustee. The execution, delivery and performance of the HITS Guarantee Agreement by the Guarantee Trustee does not conflict with or constitute a breach of the Articles of Organization or Bylaws of the Guarantee Trustee.

(iv) No consent, approval or authorization of, or registration with or notice to, any federal banking authority is necessary or required for the execution, delivery or performance by the Debt Trustee of the Indenture. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is necessary or required for the execution, delivery or performance by the Property Trustee of the Declaration. No consent, approval or authorization of, or registration with or notice to, any New York or federal banking authority is required for the execution, delivery or performance by the Guarantee Trustee of the HITS Guarantee Agreement.

(5) The favorable opinion, dated as of the Closing Time, of Morrison & Foerster LLP, counsel for the Underwriters, in form and substance satisfactory to the Underwriters with respect to the legal existence of the Company and the Trust and with respect to the Preferred HITS and the Related Securities, the Indenture, this Agreement, the Registration Statement, the Disclosure Package, the Prospectus and any other related matters as the Representative may require.

In giving its opinion, Morrison & Foerster LLP may rely as to certain matters of (i) Delaware law upon the opinion of Richards, Layton & Finger P.A., counsel for the Offerors, which shall be delivered in accordance with Section 5(c)(2) hereto and (ii) North Carolina law upon the opinion of Helms Mulliss & Wicker, PLLC, which shall be delivered in accordance with Section 5(c)(1) hereto.

(6) The favorable opinion of Morrison & Foerster LLP, special tax counsel to the Company and the Trust, as to certain federal tax matters set forth in the Disclosure Package and the Prospectus under “Certain U.S. Federal Income Tax Consequences”

(d) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Prospectus and the Representative shall have received a certificate of any Senior Vice President or Treasurer or any other authorized officer of the Company and a certificate of a Regular Trustee of the Trust, and dated as of the Closing Time, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and this Agreement and they are without knowledge that: (i) there has been any material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package and the Prospectus, (ii) the representations and warranties in Section 1 hereof are not true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Trust or the Company, as the case may be, has not performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, (iv) any stop order suspending the effectiveness of the Registration Statement has been issued or any proceedings for that purpose have been initiated or threatened by the Commission, and (v) any litigation or proceeding shall be threatened or pending to restrain or enjoin the issuance or delivery of the Preferred HITS, or which in any way affects the validity of the Preferred HITS or the Related Securities.

(e) At the time this Agreement is executed, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the date of this Agreement, in form and substance satisfactory to the Representative, stating in effect that:

(1) They are an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(2) In their opinion, the consolidated financial statements of the Company and its subsidiaries audited by them and included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Exchange Act.

(3) On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of:

(i) Reading the minutes of the meetings of the stockholders, the board of directors, executive committee and audit committee of the Company and the board of directors of the Principal Subsidiary Bank as set forth in the minute books through a specified date not more than five business days prior to the date of delivery of such letter;

(ii) Performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Accounting Standards No. 100, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and reading the unaudited interim financial data, if any, for the period from the date of the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus to the date of the latest available interim financial data; and

(iii) Making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(a) the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act;

(b) any material modifications should be made to the unaudited condensed consolidated interim financial statements, included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus, for them to be in conformity with generally accepted accounting principles;

(c)(i) at the date of the latest available interim financial data and at the specified date not more than five business days prior to the date of the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus or (ii) for the period from the date of the latest available financial data to a specified date not more than five business days prior to the delivery of such letter, there was any change in the common stock and additional paid-in capital or the consolidated long-term debt (other than scheduled repayments of such debt) of the Company and the subsidiaries on a consolidated basis, except in all instances for changes or decreases which the Registration Statement, the preliminary prospectus and the Prospectus discloses have occurred or may occur, or PricewaterhouseCoopers LLP shall state any specific changes or decreases.

The letter shall also state that PricewaterhouseCoopers LLP has carried out certain other specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included or incorporated by reference in the Registration Statement, the preliminary prospectus and the Prospectus and which are specified by the Representative and agreed to by PricewaterhouseCoopers LLP, and has found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

In addition, at the Closing Time, PricewaterhouseCoopers LLP shall have furnished to the Representative a letter or letters, dated the Closing Date, in form and substance satisfactory to the Representative, to the effect set forth in this subsection (e).

(f) Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in the immediate prior sub-section or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Trust or the Company and its subsidiaries, considered as one enterprise, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Preferred HITS and the Related Securities as contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(g) At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Preferred HITS and the Related Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Offerors in connection with the issuance and sale of the Preferred HITS and the Related Securities as herein contemplated shall be satisfactory in form and substance to the Representative and Morrison & Foerster LLP, counsel for the Underwriters.

(h) There shall not have come to the Representative’s attention any facts that would cause the Representative to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Preferred HITS, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

(i) At the Closing Time, the Preferred HITS shall have been authorized for listing on the New York Stock Exchange upon notice of issuance or the Offerors shall have filed a preliminary listing application with respect thereto with the New York Stock Exchange and shall not have received any information stating that the Preferred HITS will not be authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution.

(j) On or after the Initial Sale Time, the Preferred HITS shall have been accorded a rating of not less than “A” by Standard & Poor’s Ratings Service, not less than “A1” by Moody’s Investors Service, Inc. and not less than “A+” by Fitch Ratings, Inc.

(k) In connection with the sale and purchase of the Preferred HITS and the Related Securities, if any condition specified in this Section with respect thereto shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Offerors, in writing or by telephone or telegraph confirmed in writing, at any time at or prior to the Closing Time and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and except that Sections 1, 6, and 7 shall survive any such termination and will remain in full force and effect.

SECTION 6. INDEMNIFICATION AND CONTRIBUTION

(a) The Offerors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities LLC) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information or arises out of or is based upon statements in or omissions from that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act of the Debt Trustee, Guarantee Trustee or Delaware Trustee. The indemnity agreement set forth in this Section 6(a) shall be in addition to any liabilities that the Offerors may otherwise have.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, the Trustees, the Company, each of the Company’s directors, each of the Company’s officers and each of the Trustees who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or the Trust, or any such director, officer, Trustee or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, the Trust, or any such director, officer, Trustee or controlling person for any legal and other expense reasonably incurred by the Company, the Trust, or any such director, officer, Trustee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Offerors hereby acknowledges that the only information that the Underwriters have furnished to the Offerors expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters, the sentences relating to reallowances and concessions and the fifth, sixth and seventh paragraphs under the caption “Underwriting” in the preliminary prospectus and the Prospectus. The indemnity agreement set forth in this Section 6(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representatives)), representing the indemnified parties who are parties to such action or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d) The indemnifying party under this Section 6 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) If the indemnification provided for in Sections 6(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, from the offering of the Preferred HITS and the Related Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Offerors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Preferred HITS and the Related Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred HITS and the Related Securities pursuant to this Agreement (before deducting expenses) received by the Offerors, and the total underwriting commissions received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Preferred HITS as set forth on such cover. The relative fault of the Offerors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Offerors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 6(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 6(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 6(e); provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 6(c) for purposes of indemnification. The Offerors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(e).

Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Preferred HITS or Related Securities underwritten by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 6(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule A. For purposes of this Section 6(e), each Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company and each Trustee of the Trust who signed the Registration Statement, and each person, if any, who controls the Company or the Trust within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company or the Trust. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph. However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

(f) The Company agrees to indemnify the Trust against all losses, claims, damages or liabilities incurred by the Trust under Section 6(a) hereof.

SECTION 7. TERMINATION OF AGREEMENT. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Offerors prior to delivery of and payment for the Preferred HITS, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have been declared by Federal or New York State authorities, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Preferred HITS.

SECTION 8. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase all or part of the Preferred HITS that it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the Preferred HITS each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b) if the number of Defaulted Securities exceeds 10% of the Preferred HITS this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Trust.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Offerors shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Disclosure Package, the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 9. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at Banc of America Securities LLC, NY1-301-29-01, 9 West 57th Street, New York, NY 10019, Attn.: Caspar Bentinck, Principal, with a copy to: Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn.: James R. Tanenbaum; notices to the Trust and the Company shall be directed to them at Bank of America Corporation, Corporate Treasury Securities Administration, Bank of America Corporate Center, NC1-007-07-06, 100 North Tryon Street, Charlotte, N.C. 28255, with a copy to each of: Bank of America Corporation, Legal Department, NC1-002-29-01, 101 South Tryon Street, Charlotte, North Carolina 28255 Attn.: General Counsel; and Helms Mulliss & Wicker, PLLC, 201 North Tryon Street, Charlotte, North Carolina 28202, Attn.: Boyd C. Campbell, Jr.

SECTION 10. PARTIES. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust, and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Trust and the Company and their respective successors and the controlling persons and officers, directors and trustees referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Trust and the Company and their respective successors, and said controlling persons and officers, directors and trustees and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Preferred HITS from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 11. NO FIDUCIARY DUTIES; AGREEMENT COMPLETE

(a) Each of the Company and the Trust acknowledges and agrees that: (i) the purchase and sale of the Preferred HITS pursuant to this Agreement, including the determination of the public offering price of the Preferred HITS and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Trust, on the one hand, and the several Underwriters, on the other hand, and each of the Company and the Trust is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, stockholders, creditors or employees or any other party, including the

Trust; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Trust with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Trust on other matters) and no Underwriter has any obligation to the Company or the Trust with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Trust and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Trust has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b) This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Trust and the several Underwriters, or any of them, with respect to the subject matter hereof. Each of the Company and the Trust hereby waives and releases, to the fullest extent permitted by law, any claims that the Company or the Trust may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 12. GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Except as otherwise set forth herein, specified times of day refer to New York City time.

SECTION 13. COUNTERPARTS. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Trust and the Company in accordance with its terms.

Very truly yours,

BANK OF AMERICA CORPORATION

By:	/s/ Ann J. Travis
Name:	Ann J. Travis
Title:	Senior Vice President

BAC CAPITAL TRUST XIV

By:	/s/ James T. Houghton
Name:	James T. Houghton
Title:	Regular Trustee

By:	/s/ Ann J. Travis
Name:	Ann J. Travis
Title:	Regular Trustee

By:	/s/ Richard L. Nichols, Jr.
Name:	Richard L. Nichols, Jr.
Title:	Regular Trustee

CONFIRMED AND ACCEPTED,
as of the date first above written:

BANC OF AMERICA SECURITIES LLC

For itself and as the Representative
of the several Underwriters named in
Schedule A hereto.

By:	BANC OF AMERICA SECURITIES LLC

By:	/s/ Lily Chang
Name:	Lily Chang
Title:	Principal

2

SCHEDULE A

NAME OF UNDERWRITERS	NUMBER OF Preferred HITS
Banc of America Securities LLC	824,500
Bear, Stearns & Co. Inc.	8,500
UBS Securities LLC	8,500
Muriel Siebert & Co.	4,250
The Williams Capital Group, L.P.	4,250

Total	850,000

A-1

SCHEDULE B

Underwriting Agreement dated February 12, 2007

Registration Statement No. 333-133852

Underwriters: Banc of America Securities LLC

Bear, Stearns & Co. Inc.

UBS Securities LLC

Muriel Siebert & Co.

The Williams Capital Group, L.P.

Address of Underwriters:

c/o Banc of America Securities LLC

NY1-301-29-01

9 West 57th Street

New York, NY 10019

Attention: Caspar Bentinck

Title, Purchase Price and Description of Securities:

Title: BAC Capital Trust XIV 5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities (the “Preferred HITS”)

1. The initial public offering price per security for the Preferred HITS, determined as provided in said Section 2, shall be $1,000.

2. The purchase price per security for the Preferred HITS to be paid by the several Underwriters shall be $1,000, being an amount equal to the initial public offering price set forth above.

3. The compensation per Preferred HITS to be paid by the Company to the several Underwriters in respect of their commitments hereunder shall be $10.

Closing Date, Time and Location: February 16, 2007, 9:00 A.M. New York City time, Offices of Morrison & Foerster LLP.

Stock Exchange Listing: Application will be made to list the Preferred HITS on the New York Stock Exchange.

B-1

SCHEDULE C

ISSUER FREE WRITING PROSPECTUSES

Final Term Sheet (as set forth in Schedule D)

C-1

SCHEDULE D

BAC CAPITAL TRUST XIV

5.63% Fixed to Floating Rate Preferred Hybrid Income Term Securities

FINAL TERM SHEET

Dated February 12, 2007

D-1